McGLADREY & PULLEN, L.L.P.
                   Certified Public Accountants & Consultants

                         CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use of our report dated May 25, 1999, on the financial statements referred to therein, which are incorporated by reference in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A, File No. 2-89264, of New York Daily Tax Free Income Fund, Inc.as filed with the Securities and Exchange Commission.


                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP


New York, New York
August 25, 2000
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                          INDEPENDENT AUDITOR'S REPORT


THE BOARD OF TRUSTEES AND SHAREHOLDERS
NEW YORK DAILY TAX FREE INCOME FUND, INC.

We have audited the statement of changes in net assets for the year ended April 30, 1999 and the financial highlights for each of the four years in the period ended April 30, 1999 of the New York Daily Tax Free Income Fund, Inc. This financial statement and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statement and financial highlights referred to above present fairly, in all material respects, the changes in its net assets and the financial highlights of the New York Daily Tax Free Income Fund, Inc. for the periods indicated, in conformity with generally accepted accounting principles.


McGladrey & Pullen, LLP
New York, New York
May 25, 1999